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                             GUARANTY OF COMPLETION



                                     made by


                       BROOKDALE LIVING COMMUNITIES, INC.


                                  as guarantor,


                                   in favor of


                           BATTERY PARK CITY AUTHORITY






                        Effective as of February 28, 1999




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


                             GUARANTY OF COMPLETION


                  This GUARANTY OF COMPLETION (this "Guaranty"), effective as of February 28, 1999, made by BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation ("Guarantor"), in favor of BATTERY PARK CITY AUTHORITY, a body corporate and politic constituting a public benefit corporation of the State of New York (together with its successors and assigns, "BPCA").

                                R E C I T A L S:

                  A. Pursuant to that certain Ground Lease (undated) (the "Lease") by and between Brookdale Living Communities of New York-BPC, Inc., a Delaware corporation and wholly owned subsidiary of Guarantor, as lessee ("Operator"), and BPCA, as lessor, BPCA has agreed to lease the land commonly known as 455 North End Avenue, New York, New York (the "Land") to Operator or its permitted assignee subject to the satisfaction of the conditions contained in that certain Agreement Regarding Lease and Escrow dated July 14, 1998 (the "Original Escrow Agreement")by and among BPCA, Operator and Windels, Marx, Davies & Ives, as escrowee, as amended by those certain letter agreements dated as of September 30, 1998, December 29, 1998, and February 28, 1999 (as amended, the "Escrow Agreement").


                  B. As a condition to BPCA's allowing Operator to construct the Buildings (as defined in the Lease) on the Land prior to satisfying the condition contained in Section 3(ii)(w) of the Original Escrow Agreement, BPCA is requiring that Guarantor execute and deliver to BPCA this Guaranty.

                  NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of BPCA to allow Operator to construct the Buildings on the Land prior to satisfying the condition contained in Section 3(ii)(w) of the Original Escrow Agreement, Guarantor hereby agrees and covenants to BPCA as follows:


                  1.   Definitions.

                       (a) All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Lease.

                       (b) The term "including" means including without limitation.

                       (c) "Guaranty Termination Date" means the earlier of:
(i) the date on which Substantial Completion of the Buildings has occurred and all costs, expenses and liabilities incurred in connection therewith (including, without limitation, for labor, materials and services) have been paid in full (except to the extent to be paid for from retainage), or (ii) the date upon which Guarantor has satisfied the condition contained in Section 3(ii)(w) of the Escrow Agreement, or (iii) the date on which BPCA draws on the Pre-Lease Letter of Credit (as such term is defined in that certain letter agreement, dated as of February 28, 1999, between BPCA and Operator).

                  2.   Guaranty.

                       (a) Subject to the terms and conditions contained herein, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to BPCA the completion of the Buildings by Operator in accordance with that certain letter agreement, dated as of February 28, 1999, between BPCA and Operator. The obligations which are the subject of the guaranty referred to in this Section 2(a) are hereinafter collectively referred to as the "Guarantied Obligations".

                       (b) Subject to the terms and conditions contained herein, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to BPCA that Operator shall, in accordance with the terms of the Lease, fully and punctually pay and discharge (i) any and all costs, expenses and liabilities for or incurred in connection with the Guarantied Obligations; (ii) all claims and demands for labor, materials and services used or incurred in connection with the Guarantied Obligations which are or may become due and payable, or, if unpaid, are or may become liens on the Premises or any part thereof; and (iii) any liens in favor of any and all Persons furnishing materials, labor or services for or in connection with the Guarantied Obligations such that the Premises shall be and remain free and clear of any and all liens other than the Title Matters, subject, however, to Operator's rights, if any, set forth in the Lease with regard to the contesting of liens and obtaining a Mortgage.

                       (c)   If  Operator   does  not  perform  the   Guarantied
Obligations as provided in paragraphs (a) and (b) of this Section 2, then upon receipt of a written demand from BPCA:

                             (i)   Guarantor  shall,  upon  receipt of a written
demand by BPCA, promptly perform and complete the Guarantied Obligations or cause the Guarantied Obligations to be performed and completed, in accordance with the requirements of that certain letter agreement, dated as of February 28, 1999, between BPCA and Operator; and

                             (ii)  if Guarantor  fails to perform the Guarantied
Obligations in accordance with this Guaranty, then, to the extent that BPCA shall (A) cause any Guarantied Obligations to be performed, (B) pay any costs, expenses or liabilities in connection with the Guarantied Obligations, or (c) cause any lien, claim or demand to be released or paid or bonded, Guarantor shall, upon demand by BPCA, reimburse BPCA for all sums paid and all costs, expenses or liabilities incurred by BPCA in connection therewith. All such sums shall be payable by Guarantor to BPCA on demand.

                       (d) Notwithstanding anything to the contrary contained herein or in any other document, and subject to the provisions of Section 4(i) below, all of Guarantor's obligations under this Guaranty (including the Guarantied Obligations hereunder) shall terminate on the Guaranty Termination Date, provided that Guarantor's obligations under clauses (ii) and (iii) of
Section 2(b) above relating to labor, materials and services provided, furnished or performed at or to the Premises shall continue with respect to any claims, demands and liens referred to therein, whether asserted before or after the Guaranty Termination Date.

                       (e) Notwithstanding anything to the contrary contained herein, BPCA shall be free to elect any remedy contemplated by the provisions of the Escrow Agreement without regard to any other rights or remedies set forth herein.

                  3. Representations and Warranties. Guarantor hereby represents and warrants to BPCA as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

                       (a) Organization, Authority and Execution. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith. This Guaranty has been duly executed and delivered by Guarantor.

                       (b) Enforceability. This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                       (c) No Violation. The execution, delivery and performance by Guarantor of the Guarantied Obligations has been duly authorized by all necessary action, and do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to Guarantor in effect on the date hereof, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor pursuant to the terms of Guarantor's certificate of incorporation or by-laws, or any mortgage, indenture, agreement or instrument to which Guarantor is a party or by which it or any of its properties is bound.

                       (d) No Litigation. There are no actions, suits or proceedings at law or at equity, pending or, to Guarantor's best knowledge, threatened against or affecting Guarantor or which involve the validity or enforceability of this Guaranty or with respect to which an adverse decision is reasonably likely which would materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of the Guarantied Obligations. Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which would materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty.

                       (e)   Consents.  All  consents,   approvals,   orders  or
authorizations of, or registrations, declarations or filings with, all Governmental Authorities that are required in connection with the valid execution, delivery and performance by Guarantor of this Guaranty have been obtained or will be obtained when required.

                  4. Unconditional Character of Obligations of Guarantor.

                       (a) Subject to Section 2(d) above, the obligations of Guarantor hereunder shall be irrevocable, absolute and unconditional. This Guaranty is a guaranty of performance and not a guaranty of collection.

                       (b) The Guarantied Obligations, and the rights of BPCA to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

                             (i)   any  insolvency,   bankruptcy,   liquidation,
reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Operator or Guarantor;

                             (ii)  the  sale,  transfer  or  conveyance  of  the
Premises or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Premises or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Operator, or the Premises or any interest therein;

                             (iii) the release of Operator from the  performance
or observance of any of the agreements, covenants, terms or conditions contained in the Lease or the Escrow Agreement by operation of law or otherwise; or

                             (iv) any remedy elected by BPCA under the terms of
the Escrow Agreement.

                       (c) Except as otherwise specifically provided in this Guaranty, Guarantor hereby expressly and irrevocably waives all defenses in an action brought by BPCA arising hereunder to enforce this Guaranty based on claims of waiver, release, surrender, alteration, compromise or equitable discharge.

                       (d) BPCA may deal with Operator, and affiliates of Operator in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Operator or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by BPCA, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the Guarantied Obligations.

                       (e) No compromise, alteration, amendment, modification, extension, indulgence, renewal, release or other change of, or waiver, suspension, consent, compromise, delay, omission, failure to act, forbearance or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Lease shall in any way alter, impair or affect any of the Guarantied Obligations or BPCA's rights hereunder, and Guarantor agrees that if any provisions in Article 11 of the Lease relating to the construction of the Buildings are modified with BPCA's consent, the Guarantied Obligations shall automatically be deemed modified to include such modifications without the necessity of notice to Guarantor except as may otherwise be required under the Lease.

                       (f) BPCA may proceed to protect and enforce any or all of its rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantor. Each and every remedy of BPCA shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or under the Escrow Agreement or now or hereafter existing at law or in equity. No single exercise of BPCA's power to bring any action or institute any proceeding shall be deemed to exhaust such power, but such power shall continue undiminished and may be exercised from time to time as often as BPCA may elect until the earlier of the Guaranty Termination Date or the date that all the Guarantied Obligations have been satisfied. BPCA shall be under no obligation to take any action and shall not be liable for any action taken or any failure to take action or any delay in taking action against Guarantor, Operator, or any other Person or otherwise with respect to the Guarantied Obligations.

                       (g) No waiver shall be deemed to have been made by BPCA of any rights hereunder unless the same shall be in writing and signed by BPCA, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of BPCA or the obligations of Guarantor to BPCA in any other respect or at any other time.

                       (h) At the option of BPCA, Guarantor may be joined in any action or proceeding commenced by BPCA against Operator in connection with or based upon the Guaranteed Obligations and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor, but only to the extent of Guarantor's liability hereunder, without any requirement that BPCA first assert, prosecute or exhaust any remedy or claim against Operator or any other Person, or any security for the obligations of Operator, or any other Person.

                       (i) Guarantor agrees that this Guaranty shall continue
to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Operator or Guarantor to BPCA with respect to the Guaranteed Obligations and such payment is rescinded or must otherwise be returned by BPCA (as determined by BPCA in its reasonable discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Guarantor, all as though such payment had not been made.

                  5. Entire Agreement/Amendments. This instrument represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by BPCA and Guarantor.

                   6. Successors and Assigns. This Guaranty shall be binding upon Guarantor, and Guarantor's successors and assigns, may not be assigned or delegated by Guarantor and shall inure to the benefit of BPCA and its successors and assigns.

                   7. Applicable Law and Consent to Jurisdiction. This Guaranty was partially negotiated in the State of New York, and accepted by BPCA in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, this Guaranty shall be governed by, and construed in accordance with, the substantive laws of the State of New York. Guarantor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the City and County of New York or in the Courts of the United States of America located in the Southern District of New York, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Guarantor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Guarantor at its address provided in Section 10 hereof. Nothing in this Section 7, however, shall affect the right of BPCA to serve legal process in any other manner permitted by law or affect the right of BPCA to bring any suit, action or proceeding against Guarantor in the courts of any other jurisdictions.

                 8. Section Headings. The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

                 9. Severability. Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                 10. Notices. All notices, demands, requests, consents, approvals or other communications (collectively called "Notices") required or permitted to be given hereunder to BPCA or Guarantor or which are given to BPCA or Guarantor with respect to this Guaranty shall be in writing and shall be (a) sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth below, (b) sent by a national overnight courier or delivery service or (c) personally delivered with receipt acknowledged to such address, or in either case, to such other address(es) as the party in question shall have specified most recently by like Notice.

                 If to BPCA, to:

                 Battery Park City Authority
                 One Financial Center, 24th Floor
                 New York, New York 10281-1097
                 Attn: President

                 with a copy to:

                 Battery Park City Authority
                 One Financial Center, 24th Floor
                 New York, New York 10281-1097
                 Attn: Carl Jaffee, Esq.


                 If to Guarantor, to:

                 Brookdale Living Communities, Inc.
                 77 West Wacker Drive, Suite 4400
                 Chicago, IL 60601
                 Attention: Darryl W. Copeland, Jr.

                 with a copy to:

                 Brookdale Living Communities, Inc.
                 77 West Wacker Drive, Suite 4400
                 Chicago, IL 60601
                 Attention: Robert J. Rudnik, Esq.


Notices which are given in the manner aforesaid shall be deemed to have been given or served for all purposes hereunder (i) on the date on which such notice shall have been personally delivered as aforesaid, (ii) on the date of delivery by overnight carrier or mail as evidenced by the return receipt therefor, or
(iii) on the date of failure to deliver by reason of refusal to accept delivery or changed address of which no Notice was given.

                 11. Expenses. Guarantor hereby agrees to pay all costs, charges and expenses, including, without limitation, reasonable attorneys' fees and disbursements, that may be incurred by BPCA in enforcing the covenants, agreements, obligations and liabilities of Guarantor under this Guaranty.


      [Remainder of page intentionally left blank; signature page follows.]

                  IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

                                      BROOKDALE LIVING COMMUNITIES, INC.,
                                      a Delaware Corporation


                                       By:  /s/ Darryl W. Copeland, Jr.
                                            -------------------------------
                                            Darryl W. Copeland, Jr.
                                            Executive Vice President

AGREED AND ACKNOWLEDGED:


BATTERY PARK CITY AUTHORITY


By:  /s/ Johnthan Mura
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